Exhibit 10.1

EXECUTION VERSION

NORWEGIAN CRUISE LINE HOLDINGS LTD.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”), dated as of May 28, 2020 (the “Effective Date”), by and among Norwegian Cruise Line Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), NCL Corporation Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Notes Issuer”), and LC9 Skipper, L.P., a Cayman limited partnership (together with its Affiliates, the “Investor”).

WHEREAS, the Investor, the Notes Issuer, and the Company have entered into that certain Investment Agreement, dated as of May 5, 2020 (the “Investment Agreement”), pursuant to which the Investor has agreed to purchase and acquire from the Notes Issuer, subject to the satisfaction and/or waiver of the conditions set forth therein, up to $400 million in aggregate principal amount of the Notes Issuer’s Exchangeable Senior Notes due 2026 (the “Notes”); and

WHEREAS, it is a condition precedent to the Investor’s obligation to purchase, and the Notes Issuer’s obligation to sell, such Notes that the Investor, the Company and the Notes Issuer enter into this Agreement to provide for certain rights and obligations of the parties hereto following the closing of the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                Board of Directors.

(a)               Subject to the terms and conditions of this Agreement (including, in each case, the requirements and limitations set forth in this Section 1), from and after the Effective Date and for so long as the Investor Ownership Threshold is satisfied:

(i)                 the Investor shall have the right, but not the obligation, to designate one Person to be nominated (the “Investor Nominee”) for election at each general meeting of the Company at which the class of Directors that the initial Investor Nominee shall be designated pursuant to Section 1(b) (the “Designated Class”) are up for election by giving written notice to the Company on or before the time such information is reasonably requested to be delivered by the Board or the Nominating and Governance Committee (the “Governance Committee”) for inclusion in a proxy statement and notice of an annual general meeting for such general meeting of the shareholders of the Company, together with all information about the Investor Nominee as shall be reasonably requested by the Board or the Governance Committee in order to make the determination referred to in Section 1(a)(iv); provided, however, the initial Investor Nominee shall be appointed as set forth in Section 1(b);

(ii)              the Company shall, to the fullest extent permitted by applicable Law and subject to the Investor’s compliance with this Section 1, use its reasonable best efforts to take such actions as may be necessary to ensure that: (1) the Investor Nominee is included in the Board’s slate of nominees to the shareholders of the Company for election at each general meeting of the Company at which Directors of the Designated Class are up for election, and that the Board recommend that the Company’s shareholders vote for the Investor Nominee included in such slate; and (2) the Investor Nominee is included in the proxy statement and notice of such general meeting prepared by management of the Company in connection with soliciting proxies for every general meeting of the shareholders of the Company called with respect to the election of all Directors of the Board for the Designated Class, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company or the Board with respect to the election of all Directors of the Board of the Designated Class;

(iii)            if a vacancy occurs because of the death, disability, disqualification, resignation, or removal of the Investor Director or for any other reason, then the Investor shall be entitled to designate such Person’s successor, and the Company will, as promptly as reasonably practicable following such designation, use its reasonable best efforts to take all necessary and desirable actions, to the fullest extent permitted by Law, within its control such that such vacancy shall be filled with such successor Investor Nominee;

(iv)             if the Investor Nominee is not elected because of the Investor Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investor shall be entitled to designate promptly another Person to the Board and the Company will use its reasonable best efforts to take such actions within its control as may be necessary such that the Director position for which such Person was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Investor Nominee as promptly as reasonably practicable following such designation;

(v)               as promptly as reasonably practicable following the request of the Investor Director, the Company shall enter into an indemnification agreement with the Investor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable and documented out-of-pocket expenses incurred by the Investor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request; provided, that such payments shall be consistent with the Company’s policy for paying such expenses of other Directors of the Company;

(vi)             upon the occurrence of either of (A) the Investor Ownership Threshold ceasing to be satisfied, or (B) the Investor Director failing at any time to satisfy any of the conditions set forth in Section 1(c), then the Investor shall cause the Investor Director to immediately resign from the Board; provided, that in the event the Investor Director is required to resign from the Board pursuant to the foregoing clause (B), the Investor will be permitted to designate a replacement Investor Nominee (which replacement Investor Nominee will, for the avoidance of doubt, also be subject to the requirements of Section 1(c));

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(vii)          the Investor shall have the right, but not the obligation, to designate one Person (the “Observer”) to be a non-voting observer to the Board and any committee of the Board (a “Committee”), which Person may also be the Investor Director with respect to observing any Committee meeting of which the Investor Director is not a member. For the avoidance of doubt, the Observer (x) will not have any rights to vote or be counted for quorum purposes at any meeting of the Board or any Committee and (y) will not be entitled to any reimbursement by the Company or any of its Subsidiaries for any costs and expenses incurred by the Observer in connection with his or her attendance of, or participation at, any Board or Committee meeting; and

(viii)        subject to the terms of this Agreement, applicable Law, the listing standards of the Principal Market and the limitations set forth in Section 1(e), the Investor Nominee and the Observer, if any, shall be provided with all of the information that is provided to the Directors or to the members of any Committee in their capacities as Directors or Committee members, as the case may be, at the same time and in the same manner as such information is provided to the Directors or such Committee members.

(b)               Subject to the satisfaction of the requirements set forth in Section 1(c) and the receipt of all information reasonably required by the Board or the Governance Committee, the Company and the Board shall take all necessary actions such that as promptly following the date of the 2020 annual general meeting of the shareholders of the Company, but in no event later than July 15, 2020, the initial Investor Nominee shall be appointed as a Director of the Board of the Designated Class; provided, that not later than five Business Days after the 2020 annual general meeting of the shareholders, (x) the Investor shall provide written notice to the Company of the name of the Investor’s initial Investor Nominee and (y) the Company shall provide written notice to the Investor of the Designated Class to which the Investor Nominee shall be designated.

(c)               Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board or any Committee or permit the attendance at any meeting of the Board or any Committee, or solicit votes for any Person pursuant to Section 1(a), in the event that the Board reasonably determines that (i) the election or appointment of such Person to the Board or appointment to such Committee or attendance at any meeting of the Board or any Committee would cause the Company to not be in compliance with applicable Law, (ii) such Person has been the subject of any event required to be disclosed pursuant to Item 2(d) or 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K of the Securities Act (for the avoidance of doubt, excluding bankruptcies) involving an act of moral turpitude by such individual or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company, (iii) such Person fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case, to the extent such requirements are consistent with those applicable to the other members of the Board or any Committee, (iv) such Person does not qualify as an “independent director” of the Company under Rule 303A(2) of the NYSE Listed Company Manual or (v) such Person is as of such time or was within the three years prior to such time a director (or member of a similar governing body), officer or employee of an Activist or of any Competitor. In the event the Investor Nominee is not nominated or appointed to the Board or any Committee or the Observer is not permitted to attend any meeting of the Board or any Committee as a result of a failure to satisfy any of the requirements described in clauses (i) through (v) of the immediately preceding sentence, the Investor will be permitted to designate a replacement Investor Nominee or Observer (which replacement Investor Nominee or Observer, as applicable, will, for the avoidance of doubt, also be subject to the requirements of this Section 1(c)).

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(d)               For so long as the Investor Director is a member of the Board in accordance with and subject to the terms of this Agreement, subject to applicable Law, the listing standards of the Principal Market and the limitations set forth in Section 1(e), the Company shall appoint the Investor Director to (i) sit on the audit Committee of the Board or (ii) if the Board determines that the Investor Director does not qualify as “independent” for purposes of the audit Committee, then to sit on such other Committee of the Board as the Investor shall select.

(e)               Notwithstanding anything to the contrary contained herein, if the Board reasonably determines that (i) the service of the Investor Director on or attendance at or participation by the Observer in any meeting of any Committee, (ii) the discussions of the Board or any Committee on which the Investor Director is a member or the Observer is a participant or (iii) the materials to be disseminated to the Board or any Committee on which the Investor Director is a member or the Observer is a participant, in any such case (A) would jeopardize any legal privilege (including attorney-client privilege and attorney work product protection), (B) would be likely to involve or result in a conflict of interest or a violation of applicable Law, judgment or contract to which the Company is party or (C) would be a violation of the Company’s conflict policies and procedures or a breach or violation of any confidentiality obligation owed by the Company, then, in any such case, the Board, after consultation with the Investor Director and in good faith, shall be permitted to, (1) in the case of an appointment to any Committee, as applicable, pursuant to Section 1(d), decline to appoint the Investor Director with respect to such Committee or, in the case of the designation of the Observer pursuant to Section 1(a)(vii), decline to allow the Observer to participate in or attend any Committee meeting and (2) require the Investor Director or the Observer to, and in such event the Investor shall cause the Investor Director or the Observer to, recuse himself or herself from such discussions, and neither the Company nor the Board shall be required to disseminate such materials to the Investor Director or the Observer. Without limiting the generality of the foregoing, if the Investor Director or the Observer is also a director of the Investor or any of its Affiliates, then the Board shall be entitled to require the Investor Director or the Observer, as applicable, to recuse himself or herself from any or all discussions regarding any potential transaction, agreement or other arrangement between the Company or any of its Affiliates, on the one hand, and the Investor or any of its Affiliates, on the other hand.

(f)                To the fullest extent permitted by the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and other applicable Law, and subject to the remainder of this Section 1(f), and notwithstanding anything to the contrary in any other agreement or policy that may from time to time be in effect (including the Company’s Code of Ethical Business Conduct), the Company agrees that the Investor Director, the Observer, the Investor or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is a Competitor, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity under the Companies Act for both (x) the Covered Person or any of its Affiliates and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the Companies Act and other applicable Law, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is offered to a Covered Person in writing stating that such offer being made to such Covered Person in his or her capacity as a member of the Board, and waives any claim against any Covered Person, that such Covered Person is liable to the Company or its shareholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, in each such case, that any corporate opportunity which is offered to a Covered Person in writing stating that such offer is being made to such Covered Person in his or her capacity as a member of the Board shall belong to the Company. The board of directors will adopt resolutions expressly affirming the foregoing as it relates to corporate opportunities under the Companies Act and the duties of Covered Persons related thereto.

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(g)               Notwithstanding anything to the contrary in the Company’s Code of Ethical Business Conduct, the Company’s Corporate Governance Guidelines or any other policies from time to time in effect, but subject to Section 1(h), the Investor Director and the Observer may disclose information to the Investor or any of its Affiliates, for the purposes set forth in Section 1(h).

(h)               The Investor will, and will cause its Affiliates to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor or its Affiliates by or on behalf of the Investor Director, the Observer or the Company (collectively referred to as the “Confidential Information”) and use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor’s investment in the Company (including, for the avoidance of doubt, providing information to any current or prospective limited partners or other investors of the Investor or its Affiliates (collectively, “Investor LPs”) in connection with marketing, informational or reporting activities in the ordinary course of the Investor’s business and who are subject to confidentiality obligations to the Investor or its Affiliates; provided, that the Investor shall be liable for any breach of the confidentiality obligations under this Section 1(h) by any Investor LP that receives Confidential Information from or on behalf of the Investor); provided, that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Investor or any of its Affiliates in violation of this Section 1(h), (ii) was or becomes available to the Investor or any of its Affiliates from a source other than the Investor Director, the Observer, the Company or its Representatives (provided, that such source is believed by the Investor not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company) or (iii) was independently developed by the Investor or any of its Affiliates without reference to, incorporation of, or other use of any Confidential Information. The Investor agrees, on behalf of itself and its Affiliates, that, except as permitted to the Investor LPs in accordance with this Section 1(h), Confidential Information may be disclosed solely in the event that the Investor or any of its Affiliates are requested or required by applicable Law, Action, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Investor or its Affiliates, as the case may be, shall, if permitted by applicable Law, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

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(i)                 For the avoidance of doubt, notwithstanding anything in this Agreement or the Related Agreements to the contrary, transferees (other than an Affiliate of the Investor) of the Notes and/or the Conversion Shares shall not have any rights pursuant to this Section 1.

Section 2.                Registration Rights.

(a)               Shelf Registration.

(i)                 Filing. The Company shall file on or prior to the date that is six months following the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) (it being agreed that the Form S-3 Shelf shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the one year anniversary of the Effective Date. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Investor. The Company shall maintain the Shelf (and any Subsequent Shelf Registration) in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf (and any Subsequent Shelf Registration) continuously effective and in compliance with the provisions of the Securities Act, including Item 512(a)(1) of Regulation S-K of the Securities Act, until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(ii)              Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer). Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

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(iii)            Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Investor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $100 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the forgoing and subject to Section 2(g) hereof, the Investor shall be entitled to effectuate no more than four (4) Underwritten Shelf Takedowns pursuant to this Agreement.

(iv)             Withdrawal. The Investor shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2(a)(iii), unless either (x) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 2(h) hereof or (y) the Investor reimburses the Company for all Registration Expenses, which, for the avoidance of doubt, shall not include overhead expenses, with respect to such Underwritten Shelf Takedown.

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(b)               Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give reasonably prompt written notice to the Investor of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than three Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than three Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 2(c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities requested to be included by the Investor within three Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Investor; provided, however, that nothing in this clause (i) shall impair the right of the Investor to request that such registration be effected pursuant to Sections 2(a) or 2(b); and (ii) the Investor may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and, after making the withdrawal, the Investor shall no longer have any right to include its Registrable Securities in that Piggyback Takedown from which it withdrew. If any Piggyback Takedown is an underwritten offering, then the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

(c)               Priority for Piggyback Takedown. If the Company determines after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Investor pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, as applicable, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A) first, the securities the Company and/or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to such holders propose to sell;

(B) second, the Registrable Securities requested to be included in such Piggyback Registration by the Investor; and

(C) third, other securities requested to be included in such underwritten Piggyback Takedown.

(d)               Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

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(i)                 before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor;

(ii)              reasonably promptly notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)            furnish to the Investor, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Investor, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(iv)             use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

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(v)               reasonably promptly notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor and its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or any post-effective amendment thereto has become effective; and (z) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2(d)(viii) below relating to any applicable offering cease to be true and correct.

(vi)             use its reasonable best efforts to cause all such Registrable Securities to be listed on the Principal Market;

(vii)          provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii)        enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a share split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

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(ix)             for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by the Investor and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, Directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(x)               permit the Investor and its counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by the Investor or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xi)             in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xii)          obtain and furnish to the Investor a signed counterpart of (w) a customary cold comfort and bring down letter from the Company’s independent public accountants, (x) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or the Investor, in each case, in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor reasonably request, (y) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor, and (z) customary certificates executed by authorized officers of the Company as may be requested by the Investor or any underwriter of such Registrable Securities included in such Shelf Takedown;

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(xiii)        with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(xiv)         provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xv)           promptly notify in writing the Investor, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi)         (v) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(xvii)      cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

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(xviii)    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xix)         if requested by the Investor or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx)           in the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; and

(xxi)         use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(e)               Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.

(f)                Indemnification and Contribution.

(i)                 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(ii)              Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, Directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or the Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 2(f)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by the Investor in the offering to which such Registration Statement or Prospectus relates; provided further that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, the Investor has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

(iii)            Notification. If any Person shall be entitled to indemnification under this Section 2(f) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any Action or of the commencement of any Action as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 2(f)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 2(f) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such Action, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Action. The indemnity agreements contained in this Section 2(f) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 2(f) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such Action, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such Action.

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(iv)             Contribution. If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 2(f), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2(f)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 2(f)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 2(f)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)               Rule 144; Rule 144A. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Investor, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance. Holders of the Notes shall have the right to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers on a firm commitment basis, using procedures that are substantially equivalent to those specified in Section 2 (any such sale, a “Rule 144A Sale”); provided that each such Rule 144A Sale shall be deemed to be an Underwritten Shelf Takedown for purposes of the last sentence of Section 2(a)(iii). The Company and the Notes Issuer agree to use their reasonable efforts to cooperate to effect any such sales under Rule 144A. Nothing in this Section 2(g) shall impose any additional or more burdensome obligations on the Company or the Notes Issuer than would apply under this Section 2, in each case, mutatis mutandis, in respect of a registered underwritten offering, or shall require the Company or the Notes Issuer to take any actions that the Company or the Notes Issuer would not be required to take in a registered underwritten offering of such Notes.

(h)               Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the Investor shall forthwith discontinue disposition of Registrable Securities until the Investor has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 60 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which shall not be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Investor agrees to suspend, immediately upon their receipt of the notice referred to above, its use of the Prospectus relating to any sale or offer to sell Registrable Securities. The Company shall immediately notify the Investor of the expiration of any period during which it exercised its rights under this Section 2(h).

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(i)                 Restrictions on Transfer. In connection with any underwritten offering of Equity Securities, the Investor agrees that it shall not Transfer any Equity Securities (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the underwriter managing the offering otherwise agrees by written consent. The Investor agrees to execute a customary lock-up agreement in favor of the underwriters of such offering to such effect. The Investor’s obligations under the second sentence of this Section 2(i) shall only apply for so long as the Investor (together with its Affiliates) holds at least 5% of the number of issued and outstanding Ordinary Shares (calculated on a fully diluted and as converted basis and assuming all the Notes are converted on a fully physical settlement basis).

(j)                 In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and Directors not to Transfer any Equity Securities, except in the event the underwriters managing the Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Shelf Takedown.

Section 3.                Transfer Restrictions.

(a)               In addition to the other limitations set forth in this Section 3, the Investor may not at any time Transfer any Restricted Securities to (i) any Competitor or Activist or (ii) any Person that would, to the Investor’s knowledge, Beneficially Own (as defined in the Bye-laws) a number of Shares (as defined in the Bye-laws), calculated, for this purpose on a fully diluted and as converted basis and assuming all the Notes are converted on a fully physical settlement basis, in excess of the Ownership Limit (as defined in the Bye-laws) after giving effect to such Transfer of Restricted Securities (any such Person pursuant to the foregoing clause (i) and this clause (ii), a “Prohibited Transferee”). The Investor will provide written notice to the Company and the Notes Issuer no less than 10 days prior to the effectiveness of the first Transfer of Restricted Securities to a Person that is not an Affiliate of the Investor.

(b)               During the period commencing on the Effective Date and continuing until the calendar date that is 12 months following the Effective Date (the “Lockup Date”), unless the Company otherwise provides prior written consent or pursuant to a Transfer of Restricted Securities permitted by Section 3(c), the Investor shall not Transfer any Restricted Securities or enter into or engage in any hedge, swap, short sale, or derivative transaction, or grant any option for the purchase of, or enter into or engage in any other agreement or arrangement with the same economic effect as a short sale of, or the purpose of which is to offset the loss which results from a decline in the market price of, any Restricted Securities, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any Restricted Securities. Notwithstanding the foregoing, the Investor shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or the Conversion Shares in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans with a nationally recognized financial institution (each, a “Permitted Loan”).

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(c)               The Investor may at any time, and notwithstanding Section 3(a) or 3(b) Transfer Restricted Securities (i) to any controlled Affiliate of the Investor (provided, that such transferee signs a joinder agreeing to be bound by the terms and restrictions set forth in this Agreement), (ii) if the Board approves, recommends or accepts a transaction that would result in a Fundamental Change, or a Fundamental Change has occurred or a Notice of Fundamental Change has been delivered pursuant to the Indenture or to give effect to any Fundamental Change or acquisition, sale, merger or amalgamation involving a majority of the assets, properties or Equity Securities of the Company that has been recommended or approved by a majority of the Board (provided, that for purposes of this clause (ii), no Investor may Transfer Restricted Securities to any Competitor or Activist in connection with any such foregoing transaction without the Company’s prior written consent), (iii) to a third party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) if an Event of Default under the Indenture has occurred and for which there has been an acceleration of any material payment obligation of the Notes Issuer, or (v) in connection with any Permitted Loan, including in connection with any foreclosure by the applicable lender or creditor; provided, that in the event that any lender or other creditor under a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Restricted Securities or any other collateral for any Permitted Loan, (x) such lender or creditor shall agree with the Investor (with the Company and the Notes Issuer as express third party beneficiaries of such agreement) that following such foreclosure or in connection with such Transfer of Restricted Securities it shall not directly or indirectly Transfer (other than pursuant to a broadly distributed offering or a sale effected through a broker-dealer) such foreclosed or transferred, as the case may be, Restricted Securities to a Prohibited Transferee without the Company’s prior written consent and (y) no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, the Investor or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Section 2, Section 3(a)(ii), and this Section 3(c). Notwithstanding anything to the contrary contained in this Agreement, the Investor acknowledges and agrees (on behalf of itself and its Affiliates) that the transferee of any Restricted Securities, pursuant to this Section 3(c), shall be subject to and bound by Section 3(a)(ii) and Section 6 hereof. For the avoidance of doubt, the parties hereto agree and acknowledge that a Transfer of Restricted Securities shall be subject to and bound by Section 3(a)(ii) or Section 6; provided, however, that the restrictions in Section 3(a)(ii) and Section 6 shall not apply to any Transfer of Restricted Securities (A) to an underwriter or similar financial institution in a registered underwritten offering conducted by the Company or pursuant to the registration rights set forth herein or (B) through a brokered transaction on a securities exchange in which the identity of the transferee is not known to the Investor, in each case, other than any “block trade” or directed offering.

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Section 4.                Standstill.

(a)               During the Standstill Period, the Investor shall not, and shall cause its Affiliates and Representatives acting on its and/or its Affiliates’ behalf not to, directly or indirectly (including through any arrangements with a third party):

(i)                 except for Equity Securities received by way of subdivision, distribution in specie, share splits, share dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Ordinary Shares, (A) acquire, agree to acquire, propose or offer to acquire (including through the acquisition of Beneficial Ownership) (directly or indirectly, by purchase or otherwise) any Equity Securities (other than the Conversion Shares); or (B) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire (directly or indirectly, by purchase or otherwise) any Equity Securities;

(ii)              make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” “consents” or “authorizations” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any shares of Voting Securities (other than in each case (x) the Investor and its Affiliates, (y) in accordance with and consistent with the recommendation of the Board or (z) with respect to the election of the Investor Nominee);

(iii)            form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of voting, acquiring, holding, or disposing of, any Voting Securities, other than a group consisting solely of the Investor and its Affiliates;

(iv)             effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other Person to effect or seek, offer or propose to effect or participate in, with or without conditions, any acquisition of, or merger, amalgamation, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of its or their respective securities or assets (each, an “Extraordinary Transaction) or make any public announcement with respect to such Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Investor of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of the Notes to the extent required to effect such tender) or the vote by the Investor of any Voting Securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board;

(v)               request that the Company or any of its Subsidiaries, directly or indirectly, amend or waive any provision of this Section 4;

(vi)             contest the validity or enforceability of any provision contained in this Section 4;

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(vii)          call, or seek to call, a general meeting of the shareholders of the Company or initiate any shareholder proposal, or initiate or propose any action by written consent, in each case, for action by the shareholders of the Company;

(viii)        nominate candidates for election to the Board or otherwise seek representation on the Board (except as expressly set forth in this Agreement) or seek the removal of any member of the Board (except for the Investor Nominee, if applicable); or

(ix)             take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any other matter described in this Section 4.

(b)               Nothing in this Section 4 shall, in and of itself, prohibit or restrict the voting (in such Person’s capacity as a Director) or other actions taken by the Investor Director in his or her capacity as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board.

Section 5.                Voting Agreement. The Investor agrees with the Company that, except with the Company’s prior written consent, (a) during the Standstill Period, the Investor shall take such action at each general meeting of the shareholders of the Company as may be required so that all shares of issued and outstanding Ordinary Shares Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board to the other holders of Ordinary Shares (including with respect to Director elections), and (b) the Investor shall, and shall (to the extent necessary to comply with this Section 5) cause the Investor’s Affiliates to, be present, in person or by proxy, at all general meetings of the shareholders of the Company so that all issued and outstanding Ordinary Shares Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause (a) at such general meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a general meeting of holders of Ordinary Shares. Notwithstanding anything to the contrary herein, nothing in this Section 5 shall require the Investor to convert its Notes.

Section 6.                Tax Matters. The Investor shall, and shall cause its Affiliates to use commercially reasonable efforts to, provide such forms, information or certifications as are reasonably requested by the Company in order for the Company or its Subsidiaries Subsidiaries or to determine the number of Shares (as defined in the Bye-Laws) of the Company Beneficially Owned (as defined in the Bye-Laws) by the Investor at any time to comply with or claim exemption in respect of any tax or regulatory filing or withholding requirements or to reduce or eliminate any taxation that may be payable or suffered by the Company or its Subsidiaries. Notwithstanding the generality of the foregoing, within 60 days of the end of each calendar quarter, the Investor shall use commercially reasonable efforts to provide the Company with the 883 Forms. For purposes of complying with the foregoing provisions of this Section 6, the Investor shall be permitted to provide forms, information or certifications (including 883 Forms) that are redacted with respect to the name and other identifying information of its direct or indirect owners to the extent necessary to prevent a breach of a confidentiality obligation of the Investor to the extent the Investor is unable to obtain a waiver thereof. The Investor shall use commercially reasonable efforts to notify the Company if the Investor becomes aware of any information relating to the Investor that could reasonably be expected to cause the Company or its Subsidiaries to fail to qualify for benefits under Section 883 of the Code within 30 days of the Investor becoming aware of the event or events giving rise to such failure. Except to the extent reasonably requested by the Company, the Investor owning less than 5% of the “vote and value” (within the meaning of Treasury Regulations Section 1.883-2(d)(3)) of the Ordinary Shares of the Company, including, for the avoidance of doubt, Equity Securities held by attribution and taking into account Ordinary Shares owned or treated as owned by any related person (within the meaning of Treasury Regulations Section 1.883-2(d)(3)(iii)(A)) (and thus the Investor is not a “5-percent shareholder” within the meaning of Treasury Regulations Section 1.883-2(d)(3)(iii) and therefore not counted in the determination of a “closely-held block of stock” within the meaning of Treasury Regulations section 1.883-2(d)(3)) shall not be required to provide an 883 Form or to provide the identity of its direct or indirect owners in connection therewith.

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Section 7.                Definitions.

“883 Forms” means those forms, information or certificates reasonably requested by the Company in order to facilitate the Company’s compliance with Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder.

“Action” means any action, hearing, claim, demand, suit, arbitration, litigation, subpoena or investigation or proceeding of any nature, whether civil, criminal or regulatory, in law or in equity, or otherwise, by or before any Governmental Entity

“Activist” means, as of any date of determination, a Person (other than any initial Investor) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination, (a) made, engaged in or been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote, or knowingly influence any Person with respect to the voting of, any equity securities of such Person, including in connection with a proposed change of control or other extraordinary corporate transaction not approved (at the time of the first such proposal) by the board of directors or similar governing body of such Person, (ii) call or seek to call a meeting of the shareholders of any Person not approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (iii) initiate any shareholder proposal for action by shareholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person or (iv) seek election to, or to place a representative on, the board of directors or similar governing body of a Person, or seek the removal of a director from the board of directors or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person, (b) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or Board (provided, that this clause (b) is not intended to include the activities of any officer or member of the board of directors of such Person, taken in his or her capacity as an officer or director of such Person), or (c) publicly disclosed any intention, plan or arrangement to do any of the foregoing; provided, for the avoidance of doubt, that the term “Activist” shall exclude the Investor and its employees.

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“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of Ordinary Shares issuable upon conversion of the Notes Beneficially Owned by the Investor and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were Ordinary Shares converted on a fully physical settlement basis. For the avoidance of doubt, for purposes of this Agreement, the Investor (or any other Person) shall at all times be deemed to have Beneficial Ownership of Ordinary Shares issuable upon conversion of the Notes directly or indirectly held by it and its Affiliates, irrespective of any non-conversion period specified in the Notes, the Indenture or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bye-laws” means the bye-laws of the Company as adopted on June 13, 2019 and as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986.

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“Committee” has the meaning specified in Section 1(a)(vii).

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that operates in the cruise line industry; provided, for the avoidance of doubt, that the term “Competitor” shall exclude the Investor and its employees.

“Confidential Information” has the meaning specified in Section 1(h).

“Conversion Shares” means the Ordinary Shares issuable upon the exchange of the Notes Issuer Preference Shares following a conversion of the Notes in accordance with, and subject to the conditions set forth in, the Indenture and the Investment Agreement.

“Demand Shelf Takedown Notice” has the meaning specified in Section 2(a)(iii).

“Designated Class” has the meaning specified in Section 1(a)(i).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering, (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning set forth in the preamble.

“Equity Security” means (a) any Ordinary Shares, voting preference shares or other Voting Securities, (b) any securities of the Company convertible, redeemable or exchangeable for or into Ordinary Shares, voting preference shares or other Voting Securities (including the Conversion Shares), (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Ordinary Shares, voting preference shares or other Voting Securities or (d) any similar security of the types listed in the foregoing clauses (a), (b) and (c) of any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Transaction” has the meaning specified in Section 4(a)(iv).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 2(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 2(a)(i).

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“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Change” has the meaning set forth in the Indenture.

“Governance Committee” has the meaning specified in Section 1(a)(i).

“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“ICC” has the meaning specified in Section 12.

“Indemnified Party” has the meaning specified in Section 2(f)(iii).

“Indemnifying Party” has the meaning specified in Section 2(f)(iii).

“Indenture” means that certain Indenture, dated as of the date hereof, by and among the Notes Issuer, Company, as Guarantor, and U.S. Bank National Association, as Trustee.

“Investment Agreement” has the meaning specified in the Recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Director” means an individual (i) appointed to the Board pursuant to Section 1(b) or (ii) elected to the Board that has been nominated by the Investor pursuant to and in accordance with the terms of this Agreement.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.

“Investor Nominee” has the meaning set forth in Section 1(a)(i).

“Investor Ownership Threshold” means the Investor Beneficially Owning in the aggregate at least 50% of the number of Conversion Shares Beneficially Owned by the Investor in the aggregate on the Effective Date (subject to appropriate adjustment in the event of a share split, reverse share split, share dividend, distribution in specie combination or other similar recapitalization).

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

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“Losses” has the meaning specified in Section 2(f)(i).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NYSE” means the New York Stock Exchange.

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Company having the rights and being subject to the restrictions set forth in the Bye-laws.

“Person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Piggyback Registration” has the meaning specified in Section 2(c).

“Piggyback Takedown” has the meaning specified in Section 2(c).

“Notes Issuer Preference Shares” means the Series A-2 Preference Shares, par value $0.001 per share, of the Notes Issuer.

“Principal Market” means the NYSE, or if the NYSE is not the principal market for the Ordinary Shares, then the principal securities exchange or securities market on which the Ordinary Shares are then traded.

“Prohibited Transferee” has the meaning specified in Section 3(a).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any Subject Securities held or Beneficially Owned by the Investor or its transferees in accordance with Section 3; provided, however, that as to any Subject Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are eligible to be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

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(i)      stock exchange, SEC, FINRA and other registration and filing fees,

(ii)       all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii)       all printing, messenger and delivery expenses,

(iv)       the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v)       the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Market,

(vi)       the fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses, and

(vii)       reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to the Investor, including, for the avoidance of doubt, any expenses of counsel of the Investor in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder (provided, that in no event shall such fees, charges and disbursements of counsel exceed $50,000);

provided, that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Related Agreements” means the Indenture, including the Guarantee set forth therein, the Notes, the Investment Agreement, the Expense Reimbursement Agreement (as defined in the Investment Agreement), the Equity Commitment Letter (as defined in the Investment Agreement), the Ownership Limit Exemption Letter (as defined in the Investment Agreement) and any other agreements between or among the Company, the Investor, the Notes Issuer, the Trustee (as defined the Investment Agreement) and any of their respective Affiliates, in each case, as applicable, entered into to give effect to the Transactions.

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Restricted Securities” means any (i) Note, (ii) Equity Security or (iii) other security interest in the Company (whether debt or otherwise), in each case, whether now owned or hereafter acquired by the Investor or its Affiliates or with respect to which the Investor or its Affiliates has Beneficial Ownership.

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“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 144A” means Rule 144A promulgated under the Securities Act and any successor provision.

“Rule 144A Sale” has the meaning set forth in Section 2(g).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts and selling commissions applicable to all Registrable Securities registered by the Investor and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 2(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Standstill Period” means the period commencing on the Effective Date and ending on the the later of (A) such time as the Investor Director is no longer serving on the Board (and as of such time the Investor no longer has Board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the one year anniversary of the Effective Date; provided, that if at any time during the applicable Standstill Period the Board approves, recommends or accepts a transaction that would result in a Fundamental Change, nothing in Section 4 hereof shall prevent or limit the Investor from making a competing proposal.

“Subject Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Notes; provided, that the Investor delivers a written notice to the Company pursuant to the terms of this Agreement indicating that such securities shall be treated as Subject Securities and provided that such notice relates to securities with a fair market value of at least $100,000; and (ii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, share split, subdivision, distribution in specie, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (ii).

“Subsequent Shelf Registration” has the meaning specified in Section 2(a)(ii).

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“Subsidiary” means, with respect to any Person, any other Person of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

“Third Party Tender/Exchange Offer” means any tender or exchange offer made by a third party with respect to a majority of the Equity Securities of the Company or any of its Subsidiaries solely to the extent that the Board has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act.

“Trading Day” means any day on which the Ordinary Shares are traded on the Principal Market; provided, that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration, whether by foreclosure, whether voluntary or involuntary or by operation of law).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Underwritten Shelf Takedown” has the meaning specified in Section 2(a)(iii).

“Voting Securities” means any securities of the Company having the right to vote generally in any election of Directors.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 8.                Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by electronic mail (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

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If, to the Company or the Notes Issuer, to:

7665 Corporate Center Drive

Miami, FL 33126

Attention: Daniel S. Farkas

Email: dfarkas@ncl.com

With a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn:	Eric Schiele, P.C.

Jonathan L. Davis, P.C.

Sophia Hudson, P.C.

Email:	eric.schiele@kirkland.com; jonathan.davis@kirkland.com; sophia.hudson@kirkland.com

If, to the Investor, to:

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn:	Dan Reid, Scott Dahnke, Marc Magliacano
Email:	Dan.Reid@lcatterton.com, scott@lcatterton.com, Marc.Magliacano@lcatterton.com

With a copy to (which copy alone shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn:	Steve Shoemate
Email:	sshoemate@gibsondunn.com

Section 9.                Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party hereto against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance

Section 10.            Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties hereto.

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Section 11.            Further Assurances. Each party hereto shall execute and deliver after the Effective Date such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

Section 12.            Dispute Resolution. This Agreement, its construction, validity and performance and any non-contractual obligations arising from or connected with it (and any dispute arising from or connected with it) is governed by and shall be construed in accordance with New York law, without regard to its choice of law rules. Any dispute, claim, or difference (whether contractual or non-contractual) in any way arising out of or in connection with this letter agreement or its subject matter, formation or interpretation shall be referred to and resolved by arbitration with its venue or legal place in New York, in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in force at the time of the referral to arbitration, which ICC rules are deemed to be incorporated into this Agreement. The Expedited Procedures of the ICC rules shall not apply. The language of the arbitration shall be English. The number of arbitrators shall be three. The President of the Arbitral Tribunal shall be chosen by the party-nominated co-arbitrators. All arbitration proceedings, including all written submissions and evidence provided, shall be confidential and shall not be disclosed to any third party, except to the extent: (1) required by applicable Law, (2) required in connection with any court application for interim relief or post-arbitration confirmation or enforcement proceedings, or (3) all other parties to the arbitration proceedings consent to the disclosure. The award shall be enforceable in any court of competent jurisdiction. The parties hereto undertake to carry out any decision or award of the tribunal without delay.

Section 13.            Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents (i) delivered in person or electronically to the Investor, (ii) posted to a virtual data room managed by or on behalf of the Company in connection with the Transactions, or (iii) filed or furnished by the Company with, and available through, the SEC’s Electronic Data Gathering and Retrieval System, in each case of clauses (i), (ii) and (iii), at any time prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 15.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 16.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise; provided, that, notwithstanding the foregoing, each Investor Director and Observer shall be an express third party beneficiary of Sections 1(f) and 1(g) hereof.

Section 17.            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

Section 18.            Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 19.            Entire Agreement. This Agreement, together with the other Related Agreements, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof and thereof.

Section 20.            Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall expire and terminate automatically at such time the Investor and its Affiliates no longer Beneficially Owns any Equity Securities; provided, however, that Sections 2 (for so long as any Registrable Securities remain), 3(c), 4, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, 19 and 20 shall survive the termination of this Agreement.

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel and Assistant Secretary

Notes Issuer:

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel and Assistant Secretary

[Signature Page to Investor Rights Agreement]

Investor:

LC9 SKIPPER, L.P.

By: LCP Managers Ltd.
Its: General Partner

By:	/s/ Scott A. Dahnke
Name: Scott A. Dahnke
Title: Director

[Signature Page to Investor Rights Agreement]